EXHIBIT 5.1

                                October 22, 2001

Concurrent Computer Corporation
4375 River Green Parkway
Duluth, Georgia 30096

     Re:   Concurrent  Computer  Corporation
           Registration Statement on Form S-3

Ladies  and  Gentlemen:

     We have acted as counsel to Concurrent Computer Corporation, a Delaware corporation (the "Company"), in connection with the registration of 2,054,431 shares of common stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares will be issued to the selling stockholders upon exercise of
(i) the Warrant to Purchase Shares of Common Stock of Concurrent Computer Corporation reissued to Scientific-Atlanta Strategic Investments, L.L.C. on January 8, 2001, (ii) the Warrant to Purchase Common Stock of Concurrent Computer Corporation issued to Comcast Concurrent Holdings, Inc. on March 29, 2001 and (iii) the Warrant to Purchase Common Stock of Concurrent Computer Corporation issued to Comcast Concurrent Holdings, Inc. on October 9, 2001 (the "Warrants").

     As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

     The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     For purposes of this opinion, we have assumed the following: (1) the Shares that may be issued upon exercise of the Warrants will continue to be duly authorized on the dates of such issuance and (2) on the date on which the Warrants are exercised, such Warrants will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

     (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

     (ii) The Shares to be issued to the selling stockholders upon exercise of the Warrants have been duly authorized and, when issued in accordance with the terms set forth in the Warrants, will be validly issued, fully paid and nonassessable.

     This opinion is given as of the date hereof and we assume no obligation to advise you after the effective date of the Registration Statement of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely


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for the benefit of the Company in connection with the matters addressed herein.
This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                         Very truly yours,

                                         /s/  King  &  Spalding

                                         KING  &  SPALDING




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